Exhibit 10.4

          Employment Agreement with Randal K. Wright date July 1, 2000.


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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is effective as of the 1st day of July, 2000 ("Agreement") and is by and between EAUTOCLAIMS.COM, INC., a Nevada Corporation ("Company") and Randal K. Wright, a resident of the State of South Carolina ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Executive in accordance with the terms and conditions contained in this Agreement and to ensure the availability of the Executive's services to the Company; and

         WHEREAS, the Executive desires to accept such employment and render his services in accordance with the terms and conditions contained in this Agreement; and

         WHEREAS, the Executive and the Company desire to enter into this Agreement which will fully recognize the contributions of the Executive and assure harmonious management of the Company's affairs.

         NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       Term of Employment.

                  (a) Offer/Acceptance/Effective Date. The Company hereby offers employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth in this Agreement.

                  (b) Term. The term of this Agreement shall commence on the date first indicated above and shall remain in effect for three (3) years thereafter ("Term").

         2.       Duties.

                  (a) General Duties. The Executive shall serve as Chief Operating Officer of the Company with duties and responsibilities that are customary for such executives plus such other responsibilities that are specifically assigned by the Board of Directors of the Company.

                  (b) Best Efforts. The Executive covenants to use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement in a competent, diligent and faithful manner.



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                  (c) Devotion of Time. The Executive shall devote substantially all of his time, attention and energies during normal business hours to the Company's affairs (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company).

         3.       Compensation and Expenses.

                  (a) Base Salary. For the services of the Executive to be rendered by him under this Agreement, the Company will pay the Executive for each of the periods indicated below an annual base salary ("Base Salary") as follows:

                    (i) From July 1, 2000 to June 30, 2001, the amount of $110,000;

                    (ii) From  July 1,  2001 to June 30,  2002,  the  amount  of
                         $120,000;

                    (iii)From  July 1,  2002 to June 30,  2003,  the  amount  of
                         $125,000.

                           The Company shall pay the Executive his Base Salary
in equal installments no less frequently than on a monthly basis.

                  (b) Base Salary Adjustment. The Base Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by, and at the sole discretion of, the Company's Board of Directors.

                  (c) Bonus. Executive may receive bonus compensation in an amount as approved by the Company's Board of Directors in its sole discretion based upon the performance criteria as may be established by the Board of Directors from time to time. Such bonuses may be paid in cash or issued in shares of the Company's common stock on such terms as approved by the Board of Directors.

                  (d) Expenses. In addition to any compensation received pursuant to Section 3, the Company will reimburse the Executive for all reasonable, ordinary and necessary travel, educational, seminar, trade shows, entertainment, and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices.

                  (e) Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of his duties hereunder, the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive hereunder may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.


                  (f) Additional Equity Based Incentive Compensation. Executive shall be entitled to additional annual equity-based incentive compensation as set forth in the Company's Management Incentive Compensation Plan as established by the Board of Directors.


         4.       Benefits.

                  (a) Vacation. For each calendar year during the Term during which the Executive is employed, the Executive shall be entitled to vacation (which shall accrue and vest, except as may be hereafter provided to the contrary, on each January 1st thereof) without loss of compensation or other benefits to which he is entitled under this Agreement, as follows:


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                    (i)  For calendar year 2000, fifteen (15) work days;

                    (ii) For calendar year 2001, fifteen (15) work days; and

                    (iii)For  calendar  year 2002 and  thereafter,  fifteen (15)
                         work days per year.

                           The Executive shall take his vacation at such times
as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit.

                  (b) Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of Section 3 hereof, during the Term, the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, and insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including any programs of life, disability, basic medical and dental, and supplemental medical and dental insurance. The Executive will participate at the Executive level of all programs.

                  (c) Automobile Allowance. During the term of this Agreement, the Company shall pay an additional $700.00 per month toward Executive's automobile lease with Speciality Products and Services Co., Inc.


                  5. Stock Options. Upon execution of this Agreement, Executive shall receive a qualified stock option to purchase 65,000 shares of the common stock of Company with an exercise price of $2.00 per share, which is the fair market value of such shares as of the date of this Agreement. The options granted hereunder shall be considered qualified and fully vested exercisable immediately. The options shall have an exercise period of ten (10) years from the date of this Agreement.


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         6.       Termination.

                  (a) Termination for Cause. The Company may terminate the Executive's employment pursuant to this Agreement before expiration of the Term at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under
Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination. For purposes of this Agreement, the term "cause" shall mean only:

                    (i) the Executive's conviction of a felony or a violation of any federal or state employment law;

                    (ii) the Executive's conviction of misappropriating  Company assets or otherwise defrauding the Company or any of its subsidiaries or affiliates;

                    (iii)the  Executive's  failure  to  follow  written  Company policies or procedures with respect to any matter after a written notice of such failure; or

                    (iv) a material  breach by the Executive of any provision of this Agreement, including, but not limited to, a continued failure to perform any duty or responsibility assigned to Executive by the Company's Board of Directors after a written notice of such failure.

                  (b) Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of six (6) months in any twelve-month period, the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness, or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any termination of this Agreement due to death or disability, the Company will pay the Executive or his legal representative, as the case may be, any accrued but unpaid Base Salary (which may include any accrued but unused vacation time) through the date of such termination of employment plus any other compensation that may be due and unpaid.

                  (c) Voluntary Termination. Prior to any other termination of this Agreement, the Executive may, on ninety (90) days' prior written notice to the Company given at any time during the Term, terminate his employment with the Company. Upon any such termination with proper notice, the Company shall pay the Executive any accrued by unpaid Base Salary through the date of such termination of employment (not including any accrued but unused vacation time).

         7.       Restrictive Covenants.

                  (a) Competition with the Company. The Executive covenants and agrees that, during the Term of this Agreement and for a period of two (2) years after termination of this Agreement, the Executive shall not, without the prior written consent of the Company, directly or indirectly (whether as a sole proprietor, partner, member, stockholder, director, officer, employee or in any other capacity as principal or agent) compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.

                  (b) Disclosure of Confidential Information. The Executive acknowledges that during his employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, holds a legitimate business


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interest.  All records,  files,  materials  and  confidential  information  (the
"Confidential Information") obtained by the Executive in the course of his employment with the Company shall be deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, (i) use any Confidential Information for his own benefit or the benefit of any person or entity with which he may be associated other than the Company; or (ii)
disclose  any  Confidential   Information  to  any  person,  firm,  corporation,
association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Company, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

                  (c) Subversion, Disruption or Interference. At no time during the term of this Agreement shall the Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees of, or consultants to, the Company to terminate their relationship with or compete with or ally against the Company or any of its subsidiaries or affiliates in the business in which the Company or any of its subsidiaries or affiliates is then engaged in.

                  (d) Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will likely cause irreparable damage to the Company or its subsidiaries and affiliates and may be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law.

         8. Assignability. The rights and obligations of the Company under this Agreement shall insure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         9. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding.

         10.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

                  (b) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

                  (c) Attorney's Fees. In the event any legal action is commenced to enforce the terms and conditions hereof, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaced and supersedes any prior agreements or understandings.

                  (e)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, all of which shall constitute one and the same instrument.


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                                            [Signature Page to Follow]





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         IN WITNESS  WHEREOF,  the Company and the Executive  have executed this
Agreement as of the day and year first above written.

                                                          COMPANY:

WITNESSES:                                           EAUTOCLAIMS.COM, INC.

_________________________________           By:_________________________________
                                                 Its:___________________________
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                                                       EXECUTIVE:

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                                                     Reed Mattingly
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